                                                                    Exhibit 10.2
                                                                    ------------

                               SERVICES AGREEMENT
                               ------------------

          This Services Agreement, dated as of January 1, 2001 by and between Philip Morris Management Corp., a New York corporation ("PMMC"), and Kraft Foods Inc., a Virginia corporation ("Kraft"), recites and provides:

          WHEREAS, PMMC currently provides certain services to the wholly-owned subsidiaries of Kraft (the "Kraft Subsidiaries"); and

          WHEREAS, it is contemplated that an initial public offering will be made of a portion of the capital stock of Kraft, resulting in partial public ownership of Kraft, and that PMMC and Kraft both desire for PMMC to continue to provide certain services to Kraft and the Kraft Subsidiaries following the initial public offering; and

          WHEREAS, PMMC and Kraft desire to enter into this Agreement to set forth the roles and responsibilities with regard to services to be provided by PMMC to Kraft.

          NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1. Affiliate
          ---------

          of a Person shall mean a Person that directly or indirectly controls, is controlled by, or is under common control with, the first Person. For purposes of this definition, "Control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

     1.2. AOP
          ---

          shall have the meaning specified in Section 5.1.
                                              -----------

     1.3. Confidential Information
          ------------------------

          shall have the meaning specified in Section 9.1.
                                              -----------

     1.4. Governmental Authority
          ----------------------

          shall mean any federal, state, local, or foreign government or governmental, quasi-governmental, administrative or regulatory authority, agency, body, or entity, including any court or other tribunal.

     1.5. Kraft Subsidiaries
          ------------------

          shall have the meaning specified in the Recitals to this Agreement.

     1.6.  Parties
           -------

           shall mean PMMC and Kraft (Party means either PMMC or Kraft).

     1.7.  Person
           ------

           shall mean an individual, corporation, partnership, trust, association, or entity of any kind or nature; or a Governmental Authority.

     1.8.  Records
           -------

           shall have the meaning specified in Section 2.4.
                                               -----------

     1.9.  Representative
           --------------

           shall have the meaning specified in Section 4.1.
                                               -----------

     1.10. Services
           --------

           shall have the meaning specified in Section 2.1.
                                               -----------

                                   ARTICLE II
                             SERVICES TO BE PROVIDED

     2.1.  Exhibits.
           --------

           (a) Exhibits 1 through 13 attached to and made a part of this Agreement describe the services to be provided by PMMC to Kraft and one or more of the Kraft Subsidiaries, as designated from time to time by Kraft (the "Services"). The Parties have made a good faith effort as of the date hereof to identify each Service and to complete the content of the Exhibits accurately. It is anticipated that the Parties will modify the Services from time to time. In that case or to the extent that any Exhibit is incomplete, the Parties will use good faith efforts to modify the Exhibits. There are certain terms that are specifically addressed in the Exhibits attached hereto that may differ from the terms provided hereunder. In those cases, the specific terms described in the Exhibits shall govern that Service.

           (b) The Parties may also identify additional Services that they wish to incorporate into this Agreement. The Parties will create additional Exhibits setting forth the description of such Services, the Fees for such Services and any other applicable terms.

     2.2.  Independent Contractors.
           -----------------------

           PMMC will provide the Services either through its own resources, the resources of its subsidiaries or Affiliates, or by contracting with independent contractors as agreed hereunder. To the extent that PMMC decides to provide a Service through an independent contractor in the future, PMMC shall consult with and obtain the prior approval of Kraft, which approval shall not be unreasonably withheld.

     2.3.  Standard of Care.
           ----------------

           In providing the Services hereunder PMMC will exercise the same degree of care as it has historically exercised in providing such Services to its Affiliates prior to the date hereof, including at least the same level of quality, responsiveness and timeliness as has been exercised by PMMC with respect to such Services.

     2.4.  Records.
           -------

           PMMC shall keep full and detailed records dealing with all aspects of the Services performed by it hereunder (the "Records") and:

           (a) shall provide access to the Records to Kraft at all reasonable times; and

           (b) shall maintain the Records in accordance with good record management practices and with at least the same degree of completeness and care as it maintains for its other similar business interests.

                                   ARTICLE III
                                      FEES

     3.1.  General.
           -------

           Kraft will pay to PMMC a fixed annual fee for each Service as set forth in the attached Exhibits (collectively, the "Fees"). The Fees constitute full compensation to PMMC for all charges, costs and expenses incurred by PMMC on behalf of Kraft in providing the Services, unless otherwise specifically provided in the Exhibits or agreed in an AOP (as defined below). Except as specifically provided herein or in the Exhibits, or as subsequently agreed in an AOP or otherwise by Kraft, Kraft will not be responsible to PMMC or to any independent contractor retained by PMMC, for any additional fees, charges, costs or expenses relating to the Services, unless such additional fees, charges, costs or expenses are a direct result of Kraft's unilateral deviation from the scope of the services defined in the Exhibits.

     3.2.  Payments.
           --------

           PMMC will deliver to Kraft, no later than the last day of each month, an invoice for the aggregate Fees incurred for that month. Kraft will pay to PMMC, through inter-company cash transfer monthly no later than the third Wednesday of the following month, the aggregate Fees incurred during the previous month.

     3.3.  Review of Fees.
           --------------

           (a) At the end of each six months during the term of the Agreement, commencing as of the date of the Agreement, PMMC will review the charges, costs and expenses actually incurred by PMMC in providing any Service, as well as the calculation of any related Fee (collectively, "Actual Cost") during the previous six months. In the event that PMMC determines that the Actual Cost for any Service differs from the aggregate Fees for that Service for that period by more than 2%, PMMC will deliver to Kraft documentation for such Actual Cost and the Parties will renegotiate in good faith to adjust the appropriate Fees accordingly, retroactively or prospectively.

           (b) As a part of the AOP process referred to in Section 5.1, the
                                                           -----------
Parties will set Fees or new budgets for each ensuing year, and may make other changes to the Fees with respect to each Service, based upon an increase or reduction to such Service. Once an AOP has been finalized (whether by agreement or pursuant to the provisions of Section 5.1), the Fee for each Service set out
                                 -----------
in that AOP will apply for the ensuing year, subject to any subsequent written agreements between Parties.

                                   ARTICLE IV
                                 REPRESENTATIVES

     4.1.  Representatives.
           ---------------

           (a) The Controller of Philip Morris Companies Inc. and the Controller of Kraft will serve as administrative representatives ("Representative(s)") of PMMC and Kraft, respectively, to facilitate day-to-day communications and performance under this Agreement. Each Party may treat an act of a Representative of the other Party as being authorized by such other Party. Each Party may replace its Representative by giving written notice of the replacement to the other Party.

           (b) No additional Exhibits, modifications to existing Exhibits, modifications to an AOP approved pursuant to Section 5.1, or amendments to this
                                             -----------
Agreement shall be effective unless and until executed by the Representatives of each of PMMC and Kraft.

                                    ARTICLE V
                                PLANNING PROCESS

     5.1.  Annual Operating Plan.
           ---------------------

           The Representative of each Party will coordinate the development of an annual operating plan ("AOP") setting forth the specific objectives, Service standards, performance measures, activity levels and a detailed budget for each of the Services. In the AOP process, the Parties agree to use their best efforts to harmonize the interests of Kraft to have quality services at affordable cost and the interest of PMMC to recover its costs of performing the Services. On or before November 15 of each calendar year, an AOP for each Service for the next calendar year will be submitted to the Controller and Chief Financial Officer ("CFO") of Kraft by the Treasurer and Controller of Philip Morris Companies Inc. on behalf of PMMC, for review and approval. Approval by the CFO of Kraft and the CFO of Philip Morris Companies Inc. will constitute approval by the Parties of the AOP.

     5.2.  Performance Review.
           ------------------

           The Parties will meet annually on or about September 30 to review progress against the AOP objectives, Service standards, performance measures and activity levels. The

Parties will use their good faith efforts to resolve any issues concerning Service standards, performance measures or changes in Fees from the AOP during these meetings. If the Parties are unable to resolve those issues, they will refer the disputed issues to the CFO of Kraft and the CFO of Philip Morris Companies Inc. on behalf of PMMC, pursuant to Article VII.
                                              -----------

                                   ARTICLE VI
                             THIRD PARTY AGREEMENTS

           To the extent that it is not practicable to have Kraft as the contracting Party for a third party obligation, PMMC, with respect to all Services supplied by PMMC or contracted for by PMMC on behalf of Kraft, shall use commercially reasonable efforts to cause all such third party contracts to extend to and be enforceable by Kraft, or to assign such contracts to Kraft. In the event that such contracts are not extendable or assignable, PMMC shall act as agent for Kraft in the pursuit of any claims, issues, demands or actions against such third party provider at Kraft's expense. Kraft will indemnify PMMC for any liability under third party contracts arising directly out of the acts or omissions of Kraft.

                                   ARTICLE VII
                 AUTHORITY; INFORMATION; COOPERATION; CONSENTS

     7.1.  Authority.
           ---------

           Each Party warrants to the other Party that:

           (a) it has the requisite corporate authority to enter into and perform this Agreement;

           (b) its execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action on its behalf;

           (c) this Agreement is enforceable against it; and

           (d) it has obtained all consents or approvals of Governmental Authorities and other Persons that are conditions to its entering into this Agreement.

     7.2. Information Regarding Services.
          ------------------------------

           Each Party shall make available to the other Party any information required or reasonably requested by that other Party regarding the performance of any Service and shall be responsible for timely providing that information and for the accuracy and completeness of that information; provided, however,
                                                           --------  -------
that a Party shall not be liable for not providing any information that is subject to a confidentiality obligation owed by it to a Person other than an Affiliate of it or the other Party. PMMC shall not be liable for any impairment of any Service caused by its not receiving information, either timely or at all, or by its receiving inaccurate or incomplete information from Kraft that is required or reasonably requested regarding that Service.

     7.3.  Cooperation.
           -----------

           The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such good faith cooperation will include providing electronic access to systems used in connection with Services and using commercially reasonable efforts to obtain all consents, licenses, sublicenses or approvals necessary to permit each Party to perform its obligations. The Parties will cooperate with each other in making such information available as needed in the event of any and all internal or external audits, whether in the United States or any other country. If this Agreement is terminated in whole or in part, the Parties will cooperate with each other in all reasonable respects in order to effect an efficient transition and to minimize the disruption to the business of both Parties, including the assignment or transfer of the rights and obligations under any contracts.

     7.4.  Further Assurances.
           ------------------

          Each Party shall take such actions, upon request of the other Party and in addition to the actions specified in this Agreement, as may be necessary or reasonably appropriate to implement or give effect to this Agreement.

                                  ARTICLE VIII
                               AUTHORITY AS AGENT

           PMMC is hereby authorized to act as agent for Kraft for the purpose of performing Services hereunder and as is necessary or desirable to perform such Services. Kraft will execute and deliver or cause the appropriate Kraft Subsidiary to execute and deliver to PMMC any document or other evidence which may be reasonably required by PMMC to demonstrate to third parties the authority of PMMC described in this Article VIII.
                          ------------

                                   ARTICLE IX
                            CONFIDENTIAL INFORMATION

     9.1.  Definition.
           ----------

           For the purposes of this Agreement, "Confidential Information" means non-public information about the disclosing Party's or any of its Affiliates' business or activities that is proprietary and confidential, which shall include, without limitation, all business, financial, technical and other information, including software (source and object code) and programming code, of a Party or its Affiliates marked or designated "confidential" or "proprietary" or by its nature or the circumstances surrounding its disclosure should reasonably be regarded as confidential. Confidential Information includes not only written or other tangible information, but also information transferred orally, visually, electronically or by any other means. Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, or (ii) the receiving Party lawfully receives from a third party without restriction on disclosure and to the receiving Party's knowledge without breach of a nondisclosure obligation.

     9.2.  Nondisclosure.
           -------------

           Each of PMMC and Kraft agree that (i) it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement, and (ii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other Party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar type and importance.

     9.3.  Permitted Disclosure.
           --------------------

           Notwithstanding the foregoing, each Party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law, including without limitation disclosure obligations imposed under the federal securities laws, provided that such Party has given the other Party prior notice of such requirement when legally permissible to permit the other Party to take such legal action to prevent the disclosure as it deems reasonable, appropriate or necessary, or (ii) on a "need-to-know" basis under an obligation of confidentiality to its consultants, legal counsel, Affiliates, accountants, banks and other financing sources and their advisors.

     9.4.  Ownership of Confidential Information.
           -------------------------------------

           All Confidential Information supplied or developed by either Party shall be and remain the sole and exclusive property of the Party who supplied or developed it.

                                    ARTICLE X
                              TERM AND TERMINATION

     10.1. Term.
           ----

           This Agreement shall remain in effect until such time as it has been terminated as to all Services in accordance with Section 10.2 below.
                                                 ------------

     10.2. Termination.
           -----------

           Either Party may terminate this Agreement without cause with respect to one or more Services under this Agreement by providing twelve months' written notice to the other Party or as otherwise agreed between the Parties hereto.

     10.3. Termination Assistance Services.
           -------------------------------

           PMMC agrees that, upon termination of this Agreement or any of the Exhibits, PMMC will cooperate in good faith with Kraft to provide Kraft (or its designee) with reasonable assistance to make an orderly transition from PMMC to another supplier of the Services. Transition assistance services shall include the following:

           (a) developing a transition plan with assistance from Kraft or its designee;

            (b) providing training to Kraft personnel or its designee's personnel to perform Services; and

            (c) organizing and delivering to Kraft records and documents necessary to allow continuation of the Services, including delivering such materials in electronic forms and versions as requested by Kraft.

                                   ARTICLE XI
                    LIMITATION OF LIABILITY; INDEMNIFICATION

     11.1.  Limitation of Liability.
            -----------------------

            Except as may be provided in Section 11.2 below, PMMC, its
                                         ------------
controlling persons, if any, directors, officers, employees, agents and permitted assigns (each, a "PMMC Party") shall not be liable to Kraft, the Kraft Subsidiaries and their respective directors, officers, employees, agents or permitted assigns (each, a "Kraft Party") and each Kraft Party shall not be liable to any PMMC Party, in each case, for any liabilities, claims, damages, losses or expenses, including, but not limited to, any special, indirect, incidental or consequential damages, of a Kraft Party or a PMMC Party arising in connection with this Agreement and the Services provided hereunder.

     11.2.  Indemnification.
            ---------------

            (a) PMMC shall indemnify, defend and hold harmless each of the Kraft Parties from and against all liabilities, claims, damages, losses and expenses (including, but not limited to, court costs and reasonable attorneys' fees) (collectively referred to as "Damages") of any kind or nature, of third parties unrelated to any Kraft Party caused by or arising in connection with the gross negligence or willful misconduct of any employee of PMMC in connection with the performance of the Services, except to the extent that Damages were caused directly or indirectly by acts or omissions of any Kraft Party. Notwithstanding the foregoing, PMMC shall not be liable for any special, indirect, incidental, or consequential damages relating to such third party claims.

            (b) Kraft shall indemnify, defend and hold harmless each of the PMMC Parties from and against all Damages of any kind or nature, of third parties unrelated to any PMMC Party caused by or arising in connection with the gross negligence or willful misconduct of any employee of Kraft in connection with Kraft's performance under this Agreement, except to the extent that Damages were caused directly or indirectly by acts or omissions of any PMMC Party. Notwithstanding the foregoing, Kraft shall not be liable for any special, indirect, incidental, or consequential damages relating to such third party claims.

     11.3.  Indemnification Procedures.
            --------------------------

            (a) A party entitled to indemnification pursuant to this Agreement (an "Indemnified Party") shall, with respect to any claim made against such Indemnified Party for which indemnification is available, notify the other party (the "Indemnifying Party") in writing of the nature of the claim as soon as practicable but not more than ten days after the Indemnified Party receives notice of the assertion of the claim. (The failure by an Indemnified Party to give notice as provided above, shall not relieve the Indemnifying Party of its obligations under this Section 11.3, except to the extent that the failure
                       ------------
results in the failure of actual notice and the Indemnifying Party is damaged as a result of the failure to give notice.) Upon receipt of notice of the assertion of a claim, the Indemnifying Party may, at its option, assume the defense of the claim, and if so, the Indemnifying Party shall employ counsel reasonably acceptable to the Indemnified Party. If the Indemnifying Party assumes the defense, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless
(a) the employment of counsel by the Indemnified Party has been authorized by the Indemnifying Party, or (b) the Indemnified Party has been advised by its counsel in writing that there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of the action (in which case the Indemnifying Party shall not have the right to direct the defense of the action on behalf of the Indemnified Party), in each of which cases the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party. If the Indemnifying Party does not assume the defense, the Indemnified Party shall have the right to employ counsel and to control any such action, and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party. An Indemnifying Party shall not be liable for any settlement of an action effected without its written consent (which consent shall not be unreasonably withheld), nor shall an Indemnifying Party settle any such action without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). No Indemnifying Party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party a release from all liability with respect to the claim. Each of the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim for which indemnification is available and shall furnish such records, information, testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested.

                                   ARTICLE XII
                               DISPUTE RESOLUTION

            If any AOP is not submitted or is not approved by the Parties, or if the Parties are unable to resolve any service, performance or budget issues or if there is a material breach of this Agreement that has not been corrected within thirty (30) days of receipt of notice of such breach, the Controller and CFO of Kraft and the Treasurer and Controller of Philip Morris Companies Inc., on behalf of PMMC, will meet promptly to review and resolve those issues in good faith.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1.  Governing Law.
            -------------

            This Agreement and performance hereunder will be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to the principles of conflict of laws.

     13.2.  Assignment.
            ----------

            This Agreement is not assignable in whole or in part by either Party without the prior written consent of the other; provided that either Party may
                                                -------- ----
assign this Agreement in whole or in part to a parent, a direct or indirect wholly-owned subsidiary, an Affiliate or a successor thereto.

     13.3.  Entire Agreement.
            ----------------

            This Agreement, including the attached Exhibits, is the complete and exclusive statement of the agreement between the Parties and supersedes all prior proposals, understandings and all other agreements, oral and written, between the Parties relating to the subject matter of this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both Parties.

     13.4.  Force Majeure.
            -------------

            Any delay or failure by either Party in the performance of this Agreement will be excused to the extent that the delay or failure are due solely to causes or contingencies beyond the reasonable control of such Party.

     13.5.  Severability.
            ------------

            If any provision, clause or part of this Agreement, or the application thereof under certain circumstances is held invalid or unenforceable for any reason, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances shall not be affected thereby.

     13.6.  Notices.
            -------

            All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given one day after being delivered personally or by messenger or being received via telecopy, telex or other electronic transmission, or two days after being sent by overnight delivery service, in all cases addressed to the person for whom it is intended at the addresses as follows:

            If to PMMC:

            Joseph A. Tiesi
            Vice President and Controller
            Philip Morris Companies Inc.
            120 Park Avenue
            New York, New York  10017
            (917) 663-5000

            If to Kraft:

            John F. Mowrer III
            Vice President and Controller
            Kraft Foods Inc.
            Three Lakes Drive
            Northfield, IL  60093-2753
            (847) 646-2000

            or to such other address as a Party shall have designated by notice in writing to the other Party in the manner provided by this Section 13.6.
                                                             ------------

     13.7.  Counterparts; Headings.
            ----------------------

            This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

            IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first set forth above.

                                 PHILIP MORRIS MANAGEMENT CORP.


                                 By:_____________________________

                                    Name:________________________

                                    Title:_______________________

                                 KRAFT FOODS INC.

                                 By:_____________________________

                                    Name:________________________

                                    Title:_______________________

                                                                       EXHIBIT 1
                                                                       ---------

                   GOVERNMENT AND CORPORATE AFFAIRS SERVICES
                   -----------------------------------------

I        DESCRIPTION OF SERVICES

         A.   SCOPE

              Philip Morris Management Corp. ("PMMC") will provide government and corporate affairs services to Kraft Foods Inc. ("Kraft") in all states and local jurisdictions where it does business, on the federal level and internationally, either through PMMC's own resources, the resources of its subsidiaries or Affiliates, as defined in the Services Agreement (the "Services Agreement"), dated as of January 1, 2001, by and between PMMC and Kraft, or by contracting with other independent contractors, all in accordance with Section 2.2 of the Services Agreement.
                   -----------

         B.   SPECIFIC SERVICES

              The specific services that PMMC will provide are as follows:

              1. Provide coverage and advocacy on international, federal, state and local governmental issues affecting Kraft's business and products.

              2. Represent the business, political and local interests of Kraft in international, federal and state industry business coalitions and trade associations.

              3. Administer charitable donations and corporate giving programs.

              4.    Oversee media relations and corporate image campaigns.

              5.    Oversee community relations and community service programs.

              Additional services may be included upon agreement of both parties.

II       SERVICE FEES

         The Fee payable for Government and Corporate Affairs Services shall be $89,831,660. The Fee is based on the following:

         Federal, State and Local Government Affairs, External Affairs, Public Policy, Corporate Reputation. The Fee will include: (i) for each employee performing the Services the salaries, fringe benefits, executive compensation benefits (if applicable) and depreciation/amortization of office equipment and software attributed to the employee in the group (the "Employee Costs"), based upon the ratio of PMMC's estimate of the time spent by the employee on behalf of Kraft divided by the total time spent by the employee multiplied by the Employee Costs; (ii) a management fee equal to 5% of the aggregate


                                      1.1
         amount calculated pursuant to (i); and (iii) third-party expenses, including travel and entertainment, consulting fees and printing costs, incurred on behalf of Kraft by PMMC.

         Corporate Contributions and Matching Gifts. The Fee will include: (i) corporate contributions and matching gifts to be paid by Kraft based upon Kraft's annual approved level of spending; (ii) the Employee Costs for employees administering these programs based upon the ratio of Kraft's charge for corporate contributions and matching gifts divided by total Philip Morris contributions and matching gifts multiplied by the Employee Costs; (iii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i) and (ii); and (iv) third-party expenses, including travel and entertainment, consulting fees and printing costs, incurred on behalf of Kraft by PMMC.

         Corporate Image Campaign and Corporate Communications. The Fee will include: (i) expenditures for the Corporate Image Campaign and Corporate Communications based upon the number of commercials featuring Kraft divided by the total number of commercials multiplied by the total cost of the commercials; (ii) the Employee Costs attributed to Corporate Communications employees administering the Corporate Image Campaign in the same proportion as the Corporate Image Campaign; (iii) a management fee equal to 5% of the aggregate amount calculated pursuant to (ii); and (iv) third-party expenses, including travel and entertainment and printing costs incurred on behalf of Kraft by PMMC.

         Issues Management, Societal Alignment, and PM Invitational Costs. PMMC will perform issues management and societal alignment studies for Kraft at Kraft's request and will bill Kraft for those Services on a project-by-project basis. With respect to the PM Invitational the Fee will include an agreed-upon amount of participation determined between Kraft and PMMC in July of each year. The Fee will also include: (i) Employee Costs attributable to employees administering this group based upon the ratio of Kraft's issues management, societal alignment and PM Invitational charges divided by total charges for these functions multiplied by the Employee Costs attributable to such employees; (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i); and (ii) third-party expenses, including travel and entertainment and printing costs, incurred on behalf of Kraft by PMMC.

III      ADDITIONAL TERMS

         Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

                                      1.2

                                                                       EXHIBIT 2
                                                                       ---------

                           HUMAN RESOURCES SERVICES
                           ------------------------

I        DESCRIPTION OF SERVICES

         A.   SCOPE

              Philip Morris Management Corp. ("PMMC") will provide employee benefit administration, training, staffing, health and welfare planning, delivery services, financial plan administration services, benefit communication services and compensation planning and administrative services to Kraft Foods Inc. ("Kraft"), either through PMMC's own resources, the resources of its subsidiaries or Affiliates, as defined in the Services Agreement (the "Services Agreement"), dated as of January 1, 2001, by and between PMMC and Kraft, or by contracting with other independent contractors, all in accordance with Section 2.2 of the Services Agreement.
                                 -----------

         B.   SPECIFIC SERVICES

              The specific services that PMMC will provide are as follows:

              1.     CORPORATE BENEFITS

                     - Preparation, assistance and review of matters to be presented to the PM and Kraft Boards involving benefit program changes above certain dollar thresholds.

                     - Development of company-wide benefit strategy for Kraft.

                     - Internal Revenue Compliance for company-wide controlled group issues (i.e. Discrimination testing; 5500 review; FAS 87/88 compliance; Voluntary Compliance Reviews, etc.).

                     - Secular Trust and Executive Trust Agreement design, administrative oversight and vendor/banking management.

                     - Management of certain executive benefits issues particularly related to transfers, promotions and terminations.

                     - Coordination of company-wide benefit projects for Kraft.

                     - Health care/benefit cost surveys, analysis and reporting to Senior Management of Kraft.

                     - Business Travel Accident Plan design and negotiations.


                                      2.1

                     -     International Insurance Pooling.

                     - All benefit issues related to Kraft employee participation in Kraft and PM stock programs.

                     -     Management of the International Mercer Database.

            2.       EMPLOYEE RELATIONS

                     - Manage compensation program including competitive survey process, range setting and increase approvals (annual, ad hoc and promotions).

                     - Support on benefit issues (including education reimbursement, services awards, etc.) or employee questions.

                     -     Provide staffing and training.

                     -     Provide health programs and guidance.

                     - Drafting, design, production and distribution of communications to employees.

            3.       HR SERVICES

                     -     Employee benefits data and vendor feeds.

                     - Arrangement for pension and retiree health and welfare calculations, processing and set-ups.

                     -     Arrangement for pension payments.

                     -     Management of the HR Services Delivery Project.

            4.       COMPENSATION PLANING AND ADMINISTRATION

                     - Manage executive base program including competitive survey process, range setting and increase approvals (annual, ad hoc and promotions).

                     - Manage all aspects of shareholder-approved performance incentive plan.

                     - Design executive compensation programs including cash incentives (short and long-term) and equity. Ensure programs are appropriate and competitive.


                                      2.2

                     - Administer executive and management cash incentive (annual incentive and long-term incentive) and equity incentive (stock options, restricted stock, stock appreciation rights and deferred stock) program funding, award roll-up, senior executive approval process and Compensation Committee approval.

                     - Create compensation section of proxy statement for the annual meeting of shareholders and related materials including shareholder meeting briefing books and media Q&As.

                     - Develop and produce all materials for Board Compensation Committee meetings.

                     - Provide appropriate communication materials to compensation program participants.

                     - Ensure compensation programs respond to worldwide changes to tax laws and other regulatory requirements.

            5.       HR INFORMATION SERVICES

                     - Responsible for the design, support and maintenance of the global HR system.

            6.       DIVERSITY MANAGEMENT

                     - Direct and consult on the execution of Kraft's diversity strategy.

                     - Provide coaching and counseling to support the continued growth and development of local diversity, compliance and work life staff.

                     - Conduct annual on-site diversity reviews to ensure progress and resolution of barriers within the operating unit's local environment.

                     - Conduct compliance checks and interpretation of existing and new federal regulation requirements.

                     - Participate in formal presentations related to the guiding principles of diversity and work of life at Kraft employee council meetings, divisional leadership development meetings, etc.

                     - Act as liaison between operating unit and Board of Directors' Affirmative Action and Diversity Committee (twice a year).

II       SERVICE FEES


                                      2.3

         The Fee payable for human resources services shall be $4,405,097. The Fee is based on the following:

         Human Resources Support for Financial Services and the Information Technology Service Center ("ITSC"). The Fee will include: (i) with respect to human resources support for employees in Financial Services functions in San Antonio and Wilkes Barre, the proportion of San Antonio and Wilkes Barre employees supported, divided by the total number of employees supported, multiplied by the salaries, fringe benefits, executive compensation benefits (if applicable) and depreciation/amortization of office equipment and software (the "Employee Costs") attributed to the Philip Morris Human Resources Group multiplied by the ratio of annual Financial Services costs payable to Kraft (as determined under the terms of Exhibit 4 of this Agreement) divided by total Financial
                  ---------
         Services costs; (ii) with respect to human resources support for employees of the ITSC, based upon the number of ITSC employees supported divided by the total number of employees supported multiplied by the Employee Costs of the Philip Morris Human Resources Group multiplied by the ratio of annual ITSC charges allocated to Kraft under the ITSC agreement [(contained in the Addendum to Exhibit 6 of this
                                                           ---------
         Agreement)] divided by total annual charges of the ITSC; (iii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i) and (ii); and (iv) third-party expenses, including travel and entertainment and printing costs incurred on behalf of Kraft by PMMC.

         Executive Compensation. The Fee will include: (i) the Employee Costs attributed to each employee who manages executive compensation based upon the ratio of PMMC's estimate of the spent by each employee on behalf of Kraft divided by the total time spent by such employee multiplied by the Employee Costs of such employee; (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i); and
         (iii) third-party expenses, including travel and entertainment, consultants fees and printing costs, incurred on behalf of Kraft by PMMC.

         Consulting Contracts. From time to time the Philip Morris Human Resources Group engages consultants to perform work regarding the benefits across the family of Philip Morris Companies (PM USA, PM International, Kraft Foods North America, Kraft Foods International and Miller) ("Group Contracts"). The Fee will include 40% of each Group Contract. From time to time, the Philip Morris Human Resources Group also engages consultants solely for the benefit of Kraft ("Kraft Contracts" and, together with the Group Contracts, "Consulting Contracts"). The Fee will include: (i) the total cost of each Kraft Contract; (ii) the Employee Costs attributed to employees who engage and work with these consultants based upon Kraft's allocated share of the Consulting Contracts as determined above divided by the total value of consulting services managed by such employees, multiplied by the Employee Costs of these employees; (iii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i) and (ii); and (iv) third-party expenses, including travel and entertainment and printing costs, incurred on behalf of Kraft by PMMC.


                                      2.4

         Diversity Management, Management Development, Human Resources Services Delivery and Human Resources Technical Support Groups. The Fee will include: (i) the Employee Costs attributed to employees in these groups based upon PMMC's estimate of annual time spent by employees of these groups on behalf of Kraft divided by the total annual time spent by these groups multiplied by Employee Costs of the employees of these groups; (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i); (iii) 40% of the consultant costs for projects undertaken on behalf of all

         Philip Morris Companies; (iv) 100% of the cost of consultants used in projects specifically for the benefit of Kraft; and (v) third-party expenses, including travel and entertainment and printing costs, incurred on behalf of Kraft by PMMC.

III      ADDITIONAL TERMS

         Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.


                                      2.5

                                                                       EXHIBIT 3
                                                                       ---------

                                TREASURY SERVICES
                                -----------------
I        DESCRIPTION OF SERVICES

         A.       SCOPE

                  Philip Morris Management Corp. ("PMMC") will provide treasury services to Kraft, including cash management, risk management, short and long-term borrowings, investment of benefit trusts, arrangement of credit facilities and coordination with credit rating agencies, either through PMMC's own resources, the resources of its subsidiaries or Affiliates, as defined in the Services Agreement (the "Services Agreement"), dated as of January 1, 2001, by and between PMMC and Kraft, or by contracting with other independent contractors, all in accordance with Section 2.2 of the Services Agreement.
                                  -----------

         B.       SPECIFIC SERVICES

                  The specific services that PMMC will provide are as follows:

                  1.   CASH MANAGEMENT

                       - Calculate, document and initiate disbursement requests for the payment of certain Kraft Treasury items related to short-term and long-term debt, common dividends, credit facility fees, Kraft share repurchases and interest rate swap agreements.

                       - Poll daily bank account balances for Kraft's banks and perform cash position.

                       - Post Kraft's cash desk activity to Kraft's general ledger.

                       - Provide reporting on short-term borrowings and investments and interface with Kraft's general ledger.

                       - Support Kraft's bank accounts, including opening, closing and modifying accounts at the request and approval of Kraft.

                       -    Pay Kraft bank fees.

                       - Obtain bank credit lines for Kraft's letter of credit needs.

                       - Structure/maintain efficient bank network with banks and analyze bank service needs.

                       - Execute foreign exchange trades as required and the purchase and sale of foreign exchange forwards, futures and options in accordance with hedging strategies developed jointly between Kraft and PMMC.

                       - Planning, designing and implementing commercial paper programs, including selection of and negotiations with underwriters, financial advisors and counsel.


                                      3.1

            2.       RISK MANAGEMENT

                     - Administering risk management, safety and claim services.

                     - Monitoring and planning of effective treasury risk management strategies, particularly in emerging markets.

                     -     Monitoring and managing counter party risk.

                     - Negotiation and acquisition of insurance coverage, including, but not limited to, property and business interruption casualty (including worker's compensation), directors', officers' and other liability coverages.

                     - Risk, safety and claim vendor selection and oversight.

                     -     Risk, safety and claim processes and measurements.

            3.       CAPITAL MARKETS

                     - Planning, designing and implementing public debt offerings, including selection of, and negotiation with, underwriters, financial advisors and counsel.

                     - Planning, negotiating and implementing all credit facilities.

                     - Planning, negotiating and implementing reporting covenants contained within applicable borrowing arrangements.

                     - Planning, negotiating and executing fixed/floating and cross currency swaps to manage the portfolio.

                     - Coordinating all interactions with credit rating agencies.

            4.       BENEFIT INVESTMENTS

                     - Provide administrative oversight for all Kraft benefit trusts.

                     - Design and implement asset allocation strategies for all Kraft defined benefit plan assets.

                     - Identify, select and monitor investment advisors for Kraft's pension, 401(k) and other benefit plans.

                     - Provide information for reporting to the Pension Benefit Guarantee Corp. and other government agencies regarding Kraft's benefit plans and investments.

                     - Preparation of presentations to Kraft's Board of Directors regarding benefit plan investments.

            Additional services may be included upon agreement of both parties.

                                      3.2

II       SERVICE FEES

         The Fee payable for the treasury services shall be $6,389,739. The Fee is based on the following:

         Cash Management - [Zug.] The Fee will include: (i) salaries, fringe benefits, executive compensation benefits (if applicable) and depreciation/amortization of office equipment and software (the "Employee Costs") based upon the number of Kraft entities in the cash pooling system divided by the total number of entities in the cash pooling system multiplied by the total cost to manage the cash pools;
         (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i); and (iii) third-party expenses, including travel and entertainment, consulting fees, and costs to bring Nabisco entities into the cash pool system, incurred on behalf of Kraft by PMMC.

         Cash Management - New York. The Fee will include: (i) with respect to each non-Kraft employee performing the Services, the Employee Costs attributed to such employee based upon the ratio of PMMC's estimate of the time spent on providing such Services for Kraft divided by the total time spent by such employee multiplied by the total Employee Cost attributed to such employee; (ii) a management fee equal to the aggregate amount calculated pursuant to (i); and (iii) third-party expenses, including travel and entertainment, consulting fees and costs to bring Nabisco entities into the cash pool system, incurred on behalf of Kraft by PMMC.

         Risk Management. The Fee will include: (i) the costs of property insurance based upon a calculation that reflects property values and loss histories; (ii) workers' compensation based upon an actuarial calculation that reflects Kraft's historical experience; (iii) the cost of directors' and officers' insurance reflecting the insurance carrier's premium for Kraft's separate coverage, if applicable; (iv) the cost of liability insurance based upon an actuarial calculation taking into consideration Kraft's historical liability experience; (v) third-party expenses to bring Nabisco into Philip Morris' group coverage; (vi) the cost of other insurance lines allocated as in the past under previously agreed formulas; (vii) with respect to each type of insurance, the Employee Costs attributed to each Philip Morris employee working on the respective type of insurance coverage based upon Kraft's percentage of the respective insurance coverage (as determined above) multiplied by the Employee Costs of such employee;
         (viii) a management fee equal to 5% of the aggregate amounts calculated pursuant to (vii); and (ix) third-party expenses, including travel and entertainment, consulting fees, insurance premiums and incurred losses specific to Kraft.

         Risk Management & Reporting. The Fee will include: (i) the Employee Costs attributed to employees providing this Service based upon the number of Kraft International entities outside the cash pooling system that participate in the Annual Financial Policy ("AFP") process, plus one-third of the number of Kraft International entities in the cash pooling system that participate in the AFP process, divided by the total number of international entities outside the cash pooling system that participate in the AFP process, plus one-third of the number of international entities in the cash pooling system that participate in the AFP process, multiplied by the total cost to manage all treasury risk management activities; (ii) a management fee equal to 5% of the aggregate amounts calculated pursuant to (i); and (iii) third-party expenses, including travel and entertainment,

                                      3.3
         consulting fees, and costs to bring Nabisco entities into the treasury risk management framework.

         Capital Markets. The Fee will include: (i) the Employee Costs attributed to each Philip Morris employee in the Capital Markets group based upon the ratio of the number of Kraft's revolving credit agreements, rating agency presentations and debt issuances divided by the total number of revolving credit agreements, rating agency presentations and debt issuances performed by the Philip Morris Capital Markets Group multiplied by the Employee Costs of such employee; (ii) a management fee equal to 5% of the aggregate amounts calculated pursuant to (i); and (iii) third-party expenses, such as bank commitment fees on revolving credit arrangements, rating agency fees, road-show costs and travel and entertainment costs, incurred on behalf of Kraft by PMMC.

         Benefit Investments. The Fee will include: (i) the Employee Costs attributed to each employee in the group based upon the ratio of PMMC's estimate of the time spent by that employee on behalf of Kraft for the investment of Kraft's pension and thrift plan funds, preparation of reports to the Pension Benefits Guarantee Corp. and other government agencies, preparation of presentations to Kraft's Board of Directors and the integration of Nabisco divided by the total time spent by such employee multiplied by the Employee Costs of such employee; (ii) a management fee equal to 5% of the aggregate amounts calculated pursuant to (i); and (iii) third-party expenses, including travel and entertainment, consulting fees, investment advisor fees and actuarial fees not qualifying for deduction from benefit fund assets in accordance with ERISA regulations.

III      ADDITIONAL TERMS


         Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

                                      3.4

                                                                       EXHIBIT 4
                                                                       ---------

              FINANCIAL SERVICES, REPORTING, RESEARCH AND LEDGER
              --------------------------------------------------

I        DESCRIPTION OF SERVICES

         A.   SCOPE

              Philip Morris Management Corp. ("PMMC") will provide financial reporting, advising and auditing services to Kraft Foods Inc. ("Kraft"), either through PMMC's own resources, the resources of its subsidiaries or Affiliates, as defined in the Services Agreement (the "Services Agreement"), dated as of January 1, 2001, by and between PMMC and Kraft, or by contracting with other independent contractors, all in accordance with Section 2.2 of the
                                                              -----------
              Services Agreement. These services will include payroll, accounts payable, external audit coordination, Securities and Exchange Commission ("SEC") and other governmental reporting, financial research and stock option plan administration.

         B.   SPECIFIC SERVICES

              The specific services that PMMC will provide are as follows:

              1.    FINANCIAL SERVICES

                    - Preparation and distribution of weekly and bi-weekly employee checks.

                    - Payment of related taxes, garnishment and other deductions to appropriate parties.

                    -     Preparation and filing of employer tax returns.

                    -     Preparation of annual W-2's for employees.

                    - Response to employee questions through 1-800 telephone line.

                    - Processing and paying invoices and purchase orders, including input into the accounts payable system.

                    - Processing travel vouchers and balancing travel advance accounts.

                    - Recording all payments and maintaining all related files.

                    - Preparing all checks for vendor payment and employee reimbursement.

                    - Preparation of Form 1099s and other governmental reports.

                                      4.1

                    - Processing and paying employee travel and entertainment expense reports.

                    - Preparing and circulating weekly and monthly standard reports.

                    - Preparing special reports on a timely basis and responding to all inquiries for research and analysis.

                    -     Preparing documentation for intercompany billing.

             2.     FINANCIAL CONSOLIDATIONS AND REPORTING

                    - Preparing quarterly, annual and any other required SEC reports.

                    -     Monthly consolidation of Kraft's financial statements.

                    - Assist in the preparation of Kraft's annual report and earnings releases.

                    - Preparing monthly reporting of results of operations for distribution to Kraft's Board of Directors.

                    - Assisting Kraft in the preparation of reports to committees of its Board of Directors (e.g., Audit
                                                                ----
                          Committee and Compensation Committee).

             3.     FINANCIAL RESEARCH

                    - Responding to requests for financial research from any Kraft business unit.

                    - Evaluating and coordinating Kraft's compliance with new regulatory requirements (SEC, FASB, EITF, etc.)

                    - Assisting Kraft in responding to accounting regulatory bodies (SEC, FASB, EITF, etc.) regarding their solicitation of comments on proposed regulation.

                    -     Preparing other governmental reports.

                    -     Preparing all required Form 11K and ERISA reports.

                    -     Coordinating external audit services.

             4.     HEADQUARTERS LEDGER SERVICES

                                      4.2

                    - Administering Kraft stock options granted under the ______ Plan, as well as Philip Morris stock awards to Kraft employees under Philip Morris plans.

                    - Preparing all necessary reports related to stock option exercises.

                    - Maintaining a general ledger for holding company and accounting for debt, stock and intercompany transactions at the holding company level.

     Additional services may be included upon agreement of both parties.

II       SERVICE FEES

         The Fee payable for the financial services, financial consolidations and reporting and financial research shall be $2,677,196. The Fee is based on the following:

         Financial Services. The Fee will include: (i) the cost of financial services determined as per the separate Shared Service Center Agreement already approved by Kraft; (ii) the total cost of financial services (accounts payable, travel and entertainment, and payroll processing) as defined above, performed at San Antonio and Wilkes Barre facilities less specific one-time costs associated with the integration of non-Kraft entities, specific one-time costs for assisting Kraft in systems enhancements, conversions or upgrades; (iii) the cost of the Leadership Team multiplied by the ratio of the number of Kraft transactions processed annually divided by the total number of transactions processed annually; (iv) the salaries, fringe benefits, executive compensation benefits (if applicable) and depreciation/amortization of office equipment and software (the "Employee Costs") attributed to each member of the Leadership Team based on the percentage of PMMC's estimate of the time spent by that employee on Kraft projects and daily maintenance of operations divided by the total time spent by each member of the Leadership Team; (v) a management fee equal to 5% of the aggregate amounts calculated pursuant to (i) and (iv); (vi) the cost of assisting Kraft in systems enhancements, conversions or upgrades in an amount to be negotiated between Kraft and PMMC prior to the commencement of the project, plus or minus cost overruns or shortfalls, approved in advance by Kraft; and
         (vii) third-party costs paid on behalf of Kraft, such as consultant fees. The capitalized cost of systems enhancements, conversions or upgrades that pertain or are planned to pertain to the entire Philip Morris organization will be paid for by Philip Morris Companies Inc. The Fee will also include the depreciation/amortization of such costs each year based upon the proportion of transactions processed for Kraft as described above, plus a management fee equal to 5% of such aggregate amounts.

         Financial Consolidations and Reporting. The Fee will include: (i) the Employee Costs attributed to each employee in the group based upon the ratio of PMMC's estimate of the time spent by that employee on behalf of Kraft for the preparation of reports for Kraft's Board of Directors, the preparation and review of Form S-1 and related road-show

                                      4.3
         presentations, the preparation of quarterly and annual Kraft Forms 10-Q and 10-K filed with the SEC, the preparation of quarterly and annual Nabisco Forms 10-Q and 10-K filed with the SEC, the monthly consolidations of Kraft financial statement data, the acquisition and integration of Nabisco and the preparation and validation of Kraft annual report disclosures and press releases divided by the total time spent by the employee multiplied by the total Employee Costs of such employee; (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i); and (iii) third-party expenses, including travel and entertainment, consulting fees and printing costs incurred on behalf of Kraft by PMMC.

         Financial Research. The Fee will include: (i) the Employee Costs attributed to each employee in the group based upon the ratio of PMMC's estimate of the time spent by that employee on behalf of Kraft for the preparation and review of Kraft's Form S-1 and related road-show presentations, Kraft's Forms 8-K, Kraft's debt filings and related documentation, Kraft's and Nabisco's Forms 11-K, ERISA and other governmental filings, the adoption of new accounting pronouncements applicable to Kraft, the review and coordination of FASB and SEC activities on behalf of Kraft, the acquisition and integration of Nabisco and specific research projects applicable to Kraft divided by the total time spent by the employee multiplied by the Employee Costs of such employee; (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i); and (iii) third-party expenses, including travel and entertainment, consulting fees and printing costs incurred on behalf of Kraft by PMMC.

         Headquarters Ledger Services. The Fee will include: (i) Employee Costs attributed to each employee in this group based upon the ratio of PMMC's estimate of the time spent by each employee on projects applicable to Kraft in the maintenance of Kraft stock options, the maintenance of Philip Morris stock options, stock awards, incentive compensation, long-term incentive compensation and executive trusts in the name of Kraft employees, and the maintenance of a holding company general ledger for Kraft divided by the total time spent by such employee multiplied by the Employee Costs of such employee; (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i); and (iii) third-party expenses incurred on behalf of Kraft to vendors for stock option maintenance, consultants and travel and entertainment.

III      ADDITIONAL TERMS

         Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

                                      4.4

                                                                       EXHIBIT 5
                                                                       ---------

                          INTERNAL AUDITING SERVICES
                          --------------------------

I        DESCRIPTION OF SERVICES

         A.   SCOPE

              Philip Morris Management Corp. ("PMMC") will provide independent and objective internal audit services for Kraft Foods Inc. ("Kraft"), either through PMMC's own resources, the resources of its subsidiaries or Affiliates, as defined in the Services Agreement (the "Services Agreement"), dated as of January 1, 2001, by and between PMMC and Kraft, or by contracting with other independent contractors, all in accordance with Section 2.2 of the
                                                              -----------
              Services Agreement.

         B.   SPECIFIC SERVICES

              The specific services that PMMC will provide are as follows:

                     - Conducting routine internal audits in accordance with mutually agreed annual coverage plans.

                     - Processing compliance with Company policies relating to matters such as facilitating payments, gifts, contributions and business conduct.

                     - Conducting pre- and post-implementation reviews of major computer system applications or upgrades, as well as pre-and post-completion reviews of major construction projects.

                     - Investigating instances of actual or potential misconduct, including fraud and defalcations.

                     - Assisting Kraft, as requested, with internal control reviews and development of suggestions to strengthen the internal control environment.

              Additional services may be included upon agreement of both parties.

II       SERVICE FEES

         The Fee payable for the internal auditing services shall be $13,235,455. The Fee is based on the following:

         The Fee will include: (i) salaries, fringe benefits and executive compensation benefits (if any) attributed to Philip Morris Internal Audit Department employees at Kraft locations; and (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i).

                                      5.1

         Charges from Kraft for the use of office space at Kraft Foods International's London office will be calculated in accordance with the agreement attached as an addendum to this Exhibit.
                                                   -------
         In addition to the Fee for Kraft Foods International's London office, calculated under a separate agreement as described above, the Fee will also include: (i) salaries, fringe benefits, executive compensation benefits (if any) and depreciation/amortization of office equipment and software (the "Employee Costs") attributed to Philip Morris Audit Department employees at Philip Morris locations based upon the annual time spent by each auditor in the performance of audits of Kraft operations, divided by the total annual time spent by such auditor multiplied by the Employee Costs attributed to the auditor; and (ii) a management fee equal to the aggregate amount calculated pursuant to
         (i).

         The Fee will also include: (i) the Employee Costs attributed to employees at Philip Morris locations who supervise the audit function based upon PMMC's estimate of the annual time spent by each employee in the supervision and administration of audits of Kraft operations, divided by the total annual time spent by such employee multiplied by the Employee Costs of such employee; (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i); and (iii) third-party expenses incurred, including travel and entertainment, incurred on behalf of Kraft by PMMC.

III      ADDITIONAL TERMS

         Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

                                      5.2

                                                                       EXHIBIT 6
                                                                       ---------

                        INFORMATION TECHNOLOGY SERVICES
                        -------------------------------


I        DESCRIPTION OF SERVICES

         A.   SCOPE

              Philip Morris Management Corp. ("PMMC") will provide Information Technology services to Kraft Foods Inc. ("Kraft") to enable Kraft to attain its business objectives of developing, implementing, operating and supporting Information Technology requirements, either through PMMC's own resources, the resources of its subsidiaries or Affiliates, as defined in the Services Agreement (the "Services Agreement"), dated as of January 1, 2001, by and between PMMC and Kraft, or by contracting with other independent contractors, all in accordance with Section 2.2 of the Services
                                                  -----------
              Agreement.


         B.   SPECIFIC SERVICES

              The specific services that PMMC will provide are as follows:
              (definitions are included as an Addendum):

              1.   Basic Maintenance.

              2.   Operational Continuity.

                   - Each year an Annual Operating Plan (AOP) will be prepared by PMMC's Information Technology services working with Kraft's functional leaders.

                   - At least once a quarter, PMMC's Information Technology services will provide an update on the status of work, activity levels, development work and overall spending. In addition, certain investment projects identified by Kraft will be subject to Capital Expenditure review and approval policies, which will include scope, rate of return, functionality milestones reviews, etc.

              3.   Chief technical office services, including:

                   -      Enterprise architecture and design.

                   - Application technology, security and enterprise programs.

                   -      Information technology research and development.

                   -      Project management.


                                      6.1

                   -      Network design, procurement and implementation.

                   - Enterprise and other information technology services previously provided by the Nabisco Enterprise Group, which includes the Nabisco employees assumed by PMMC.

          4.       Enhancements.

          5.       Investment Projects.

          6. Support of PMMC systems used in the performance of financial services and treasury services on behalf of Kraft.

          7. Negotiation of contracts with major information technology vendors, including AT&T, IBM, Oracle, Microsoft and SAP.

          Additional services may be included upon agreement of both parties.

II   SERVICE FEES

     The Fee payable for the information technology services shall be $7,803,998, which amount excludes ITSC charges that are calculated and billed under a separate agreement that is attached hereto. The Fee is based on the following:

     Information Technology Services Centers ("ITSC"). ITSC charges will be billed to Kraft in accordance with the Philip Morris ITSC agreement attached hereto.

     Global Information and Shared Service. The Fee will include: (i) certain costs of the Global Information and Shared Services group, which supports the Information Technology application used at PMMC, based upon the percentage of costs incurred in each function (such as Insurance, Financial Consolidations and Reporting, etc. contained in Exhibits 1 through 13
                                                     ----------         --
     attached to the Agreement) divided by total expenses incurred by the Global Information and Shared Services group multiplied by the salaries, fringe benefits, executive compensation benefits (if applicable) and depreciation/amortization of office equipment and software attributed to the respective employees in the group (the "Employee Costs"); (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to
     (i); and (iii) third-party expenses, including travel and entertainment and printing costs, incurred on behalf of Kraft by PMMC.

     Global Information Technologies Group. The Fee will include: (i) the Employee Costs attributed to each employee in the group based upon the ratio of PMMC's estimate of the time spent by such employee divided by the total time spent by such employee multiplied by the Employee Costs for such employee; (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i); and (iii) third-party expenses, including travel and entertainment and printing costs, incurred on behalf of Kraft by PMMC.


                                      6.2

     Information Technology Treasury Support Group. The Fee will include: (i) the Employee Costs attributed to one international employee and two domestic employees who support treasury functions for Kraft; (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to
     (i); (iii) building services costs at Kraft locations

     determined as the ratio of square footage occupied by such employees divided by the total square footage of the location multiplied by the total building costs at that location; and (iv) third-party expenses, including travel and entertainment and printing costs, incurred on behalf of Kraft by PMMC.

     Information Technology Contracts. The Fee will include: (i) Kraft's charges under each information technology contract (primarily AT&T, IBM, Oracle, Microsoft and SAP contracts), (collectively, the "IT Contracts"), allocated by usage under the IT Contracts as provided by the service provider; (ii) the Employee Costs attributed to employees who maintain the IT Contracts based upon the ratio of Kraft's annual spending under the IT Contracts divided by total annual spending under the IT Contracts; (iii) a management fee of 5% of the aggregate amount calculated pursuant to (ii); and (iv) third-party expenses, including travel and entertainment and printing costs, incurred on behalf of Kraft by PMMC.

     Information Technology Administration. The Fee will include: (i) the Employee Costs attributed to each employee in this group based upon the ratio of PMMC's estimate of time spent supporting Kraft divided by total time spent by such employee multiplied by the Employee Costs for such employee; (ii) a management fee of 5% of the aggregate amount calculated pursuant to (i); and (iii) third-party expenses, including travel and entertainment and printing costs, incurred on behalf of Kraft by PMMC.

III  ADDITIONAL TERMS

     Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

                                      6.3

                                                                       EXHIBIT 7
                                                                       ---------

                    LEGAL AND CORPORATE SECRETARY SERVICES
                    --------------------------------------

I        DESCRIPTION OF SERVICES

         A.   SCOPE

              Philip Morris Management Corp. ("PMMC") will provide legal and corporate secretary services, including Securities and Exchange Commission ("SEC") reporting services, to Kraft Foods Inc. ("Kraft"), either through PMMC's own resources, the resources of its subsidiaries or Affiliates, as defined in the Services Agreement (the "Services Agreement"), dated as of January 1, 2001, by and between PMMC and Kraft, or by contracting with other independent contractors, all in accordance with Section 2.2 of the
                                                              -----------
              Services Agreement. The services will include legal support to all business units of Kraft.

         B.   SPECIFIC SERVICES

              The specific services that PMMC will provide are as follows:

                      -    Providing general legal advice.

                      - Providing Corporate Secretary services for Kraft and the Kraft Subsidiaries, including preparations for the annual meeting of shareholders, assistance with respect to shareholder resolutions and services relating to corporate governance matters.

                      - Preparing and reviewing all filings with the SEC, including Forms 10-K and 10-Q and proxy statements for shareholders' meetings.

                      - Providing legal advice related to executive compensation plans.

                      - Providing intellectual property law support for Kraft and the Kraft Subsidiaries.

                      - Overseeing and articulating legal policy regarding litigation and regulatory compliance.

              Additional services may be included upon agreement of both parties.

                                      7.1

II   SERVICE FEES

     The Fee payable for the legal and corporate secretary services shall be $2,903,039. The Fee is based on the following:

     The Fee will include: (i) the cost of legal services, which pertain primarily to trademarks in the case of Kraft, based upon the number of Kraft trademarks supported by the group divided by total trademarks supported by the group multiplied by the salaries, fringe benefits, executive compensation benefits (if applicable) and depreciation/amortization of office equipment and software (collectively, the "Employee Costs"), attributed to employees engaged in trademark matters; (ii) the cost of corporate secretary services based upon PMMC's estimate of the annual time spent by such employees in preparing and reviewing SEC filings, the preparation of proxy statement and annual meeting materials, supervision of corporate governance and reporting to the Kraft Board of Directors divided by total annual time of such employees multiplied by the Employee Costs of such employees; (iii) a management fee equal to 5% of the aggregate amount calculated pursuant to (ii); and (iv) third-party expenses, including SEC filing fees, travel and entertainment and printing costs, incurred on behalf of Kraft by PMMC.

III  ADDITIONAL TERMS

     Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

     It is understood that the PMMC attorneys providing legal services pursuant to this Agreement have been retained by Kraft for the express purpose of providing legal advice to Kraft and that their communication with Kraft will be subject to the attorney-client privilege to the extent permitted by law and by applicable ethical requirements. The parties agree that no conflict of interest between PMMC and Kraft currently exists with respect to the services being provided. To the extent a conflict of interest arises PMMC and Kraft will discuss and resolve such conflict consistent with the principles and obligations of professional responsibility.

                                      7.2

                                                                       EXHIBIT 8
                                                                       ---------


         AVIATION SERVICES, BUILDINGS SERVICES AND CONFERENCE SERVICES
         -------------------------------------------------------------

   I        DESCRIPTION OF SERVICES

            A.   SCOPE

                 Philip Morris Management Corp. ("PMMC") will provide aviation services, in addition to other services as listed below, to Kraft Foods Inc. ("Kraft"), either through PMMC's own resources, the resources of its subsidiaries or Affiliates, as defined in the Services Agreement (the "Services Agreement"), dated as of January 1, 2001, by and between PMMC and Kraft, or by contracting with other independent contractors, all in accordance with Section 2.2 of the Services Agreement.
                                 -----------
            B.   SPECIFIC SERVICES

                 1.    Provide air travel for Kraft employees.

                 2. Provide office space for Kraft Foods International headquarters.

                 3. Provide office space for PMMC employees providing services to Kraft.

                 4. Make available the PM Conference Center for Kraft's use as requested.

                 5. Additional services may be included upon agreement of both parties.

   II       SERVICE FEES

            The Fee payable for the aviation services, building services and conference services shall be $22,353,563, which amount excludes the Rye Brook facility Building and Security Services charges that are calculated and billed as per the separate Building Services Agreement that is attached hereto. The Fee is based on the following:

            Aviation and Conference Services. The Fee will include: (i) salaries, fringe benefits, executive compensation benefits (if applicable), depreciation/amortization and other fixed and operating costs (the "Employee Costs") attributed to Philip Morris Aviation Services employees based upon the total annual flight hours flown for Kraft by Philip Morris aircraft divided by the total annual flight hours flown by all Philip Morris aircraft and multiplied by the total Employee Costs of the Aviation and Travel Services Department employees; (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i); and (iii) the cost of the PM Conference Center at each usage, calculated at a rate agreed upon at the time Kraft reserves the conference center.

            Rye Brook Building. The Fee will include Kraft's allocable share of the Rye Brook facility at 800 Westchester Avenue, Rye Brook, NY based upon the total square footage
                                      8.1
            of space utilized by Kraft Foods North America and Kraft Foods International divided by the total square footage of the location multiplied by the total costs of the Rye Brook facility.

            Manhattan Building. The Fee will include 30% of the total building services costs of the portion of the facility at 120 Park Avenue, New York, NY occupied by Philip Morris Management Corp.

III         ADDITIONAL TERMS

            Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

                                      8.2

                                                                       EXHIBIT 9
                                                                       ---------

                                 TAX SERVICES
                                 ------------

I        DESCRIPTION OF TAX SERVICES

         A.   SCOPE

              Philip Morris Management Corp. ("PMMC") will provide comprehensive income and franchise tax services ("Tax Services") to Kraft Foods Inc. ("Kraft"), as described herein, either through PMMC's own resources, the resources of its subsidiaries or Affiliates, as defined in the Services Agreement (the "Services Agreement"), dated as of January 1, 2001, by and between PMMC and Kraft, or by contracting with other independent contractors, all in accordance with Section 2.2 of the Services Agreement.

         B.   TAX SERVICES

              The Tax Services that PMMC will provide to Kraft are as follows:

                  1.  TAX RETURNS

                         - Prepare in accordance with all applicable laws and file on a timely basis all Kraft Returns ("Returns" is defined for the purpose of this Exhibit 9 to mean
                                                               ---------
                            all federal and state income and franchise returns, reports and forms required to be filed by Kraft with any governmental authority).

                  2.  TAX AUDITS

                         - Respond to any audit or other similar proceeding with respect to a Return of Kraft or any audit or other similar proceeding in which Kraft is included as a party.

                  3.  TAX ACCOUNTING

                         - Provide all tax information necessary (i) to comply with the Tax Sharing Agreement dated as of ---------------- between Philip Morris Companies Inc. and Kraft Holdings Inc. and (ii) to complete all of Kraft's financial statements including calculating the tax provision, reconciling tax accruals to Returns as filed, and identifying tax exposures for positions taken on Returns.

                  4.  TAX PLANNING


                                      9.1

                        - Identify federal, state and international tax planning opportunities and implement tax strategies, as appropriate, including integrating

                            Nabisco into Kraft for all tax purposes and reviewing the tax implications of business operations and proposals.

                        - Advise on various tax planning opportunities including dividend repatriation, financial transactions, business operations and proposals.

      - PMMC will interpret the meaning of "Tax Services" so as to insure that Kraft complies fully with all applicable tax laws. PMMC will perform each Tax Service for the purpose of minimizing, to the extent possible, Kraft's tax liabilities. Additional services may be included upon agreement of both parties.

II    SERVICE FEES

      The Fee payable for the tax services shall be $11,858,498. The Fee is based on the following:

      The Fee will include: (i) the total cost, including salaries, fringe benefits, executive compensation benefits (if any) and depreciation and amortization of office equipment and software (the "Employee Costs") attributed to Philip Morris Tax Department employees (including employees of Philip Morris Corporate Services) at Philip Morris locations (including, but not limited to, Northfield, IL, Parsippany, NJ, Rye Brook, NY, New York, NY, Middlesex, England and Hong Kong) incurred on behalf of Kraft by PMMC in an amount equal to: (A) the time spent by each such employee in the performance of Tax Services to Kraft, divided by (B) the total time spent by such employee in all activities, multiplied by (C) the Employee Costs attributable to such employee; and (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i); and (iii) third-party expenses, including the cost of consultants and their travel, incurred on behalf of Kraft by PMMC and the Philip Morris Tax Department in the performance of Tax Services.

III   ADDITIONAL TERMS

      PMMC and Kraft will review the terms of this Tax Services agreement each year during the annual budgeting process.

                                      9.2

                                                                      EXHIBIT 10
                                                                      ----------

                   CORPORATE PLANNING AND ANALYSIS SERVICES
                   ----------------------------------------

I        DESCRIPTION OF SERVICES

         A.   SCOPE

              Philip Morris Management Corp. ("PMMC") will provide corporate planning and analysis services to Kraft Foods Inc. ("Kraft"), either through PMMC's own resources, the resources of its subsidiaries or Affiliates, as defined in the Services Agreement (the "Services Agreement"), dated as of January 1, 2001, by and between PMMC and Kraft, or by contracting with other independent contractors, all in accordance with Section 2.2 of the Services
                                                  -----------
              Agreement.

         B.   SPECIFIC SERVICES

              The specific services that PMMC will provide are as follows:

                     -       Budgeting for all Kraft business units.

                     - Financial forecasting and projections for all Kraft business units.

                     -       Review of capital expenditure proposals.

         Additional services may be included upon agreement of both parties.

II       SERVICE FEES

         The Fee payable for corporate planning and analysis services shall be $725,224. The Fee is based on the following:

         The Fee will include: (i) salaries, fringe benefits, executive compensation benefits (if applicable) and depreciation/amortization of office equipment and software (the "Employee Costs") attributed to each employee in the group based upon the ratio of PMMC's estimate of the time spent by such employee on behalf of Kraft for the review of Kraft's capital appropriation projects, the preparation of reports to Kraft's Board of Directors, assistance provided to Kraft in preparing its annual budget, strategic plan and financial forecasts, participation in the preparation of Kraft's Form S-1 and the acquisition and subsequent integration of Nabisco divided by the total time spent by such employee multiplied by the Employee Costs for each such employee; (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i); and (iii) third-party expenses, including travel and entertainment, consulting fees and printing costs, incurred on behalf of Kraft by PMMC.

III      ADDITIONAL TERMS

                                     10.1

         Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

                                     10.2

                                                                      EXHIBIT 11
                                                                      ----------

                    CORPORATE BUSINESS DEVELOPMENT SERVICES
                    ---------------------------------------

I      DESCRIPTION OF SERVICES

       A.   SCOPE

            Philip Morris Management Corp. ("PMMC") will provide corporate business development services to Kraft Foods Inc. ("Kraft"), either through PMMC's own resources, the resources of its subsidiaries or Affiliates, as defined in the Services Agreement (the "Services Agreement"), dated as of January 1, 2001, by and between PMMC and Kraft, or by contracting with other independent contractors, all in accordance with Section 2.2 of the Services Agreement.
                            -----------

       B.   SPECIFIC SERVICES

            The specific services that PMMC will provide are as follows:

                   - Strategic planning and special projects for all Kraft business units.

                   - Planning and implementation of acquisitions, dispositions and strategic alliances for all Kraft business units, including selection of financial advisors and counsel.

       Additional services may be included upon agreement of both parties.

II     SERVICE FEES

       The Fee payable for corporate business development services shall be $459,273. The Fee is based on the following:

       The Fee will include: (i) the salaries, fringe benefits, executive compensation benefits (if applicable) and depreciation/amortization of office equipment and software (the "Employee Costs") attributed to each employee in the group based upon the ratio of PMMC's estimate of the time spent by such employee for the review of Kraft's acquisitions and divestitures, preparation of presentations to Kraft's Board of Directors, preparation of Kraft's Form S-1 and accompanying road-show presentations, administration of the Kraft IPO and the integration of Nabisco divided by the total time spent by the employee multiplied by the Employee Costs of such employee; (ii) a management fee equal to 5% of the aggregate amount calculated pursuant to (i); and (iii) third-party expenses, including travel and entertainment, consulting fees, investment banking fees and printing costs, incurred on behalf of Kraft by PMMC.

III    ADDITIONAL TERMS

       Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

                                     11.1

                                                                      EXHIBIT 12
                                                                      ----------


                           FINANCIAL COMMUNICATIONS
                        AND INVESTOR RELATIONS SERVICES
                        -------------------------------

I        DESCRIPTION OF SERVICES

         A.   SCOPE

              Philip Morris Management Corp. ("PMMC") will provide investor relations and financial communications services to Kraft Foods Inc. ("Kraft"), either through PMMC's own resources, the resources of its subsidiaries or Affiliates, as defined in the Services Agreement (the "Services Agreement"), dated as of January 1, 2001, by and between PMMC and Kraft, or by contracting with other independent contractors, all in accordance with Section 2.2 of the
                                                              -----------
              Services Agreement.

         B.   SPECIFIC SERVICES

              The specific services that PMMC will provide are as follows:

                     - Preparation and dissemination of press releases, earnings releases, quarterly conference calls and analysts' communications.

                     - Coordination of all responses to written and oral investor inquiries.

                     -       Oversight of financial media relations.

                     - Participation in and coordination of Food conferences.

                     - Responsible for market intelligence on food stocks and peer companies, targeting investors, distribution of analyst reports to food executives and maintaining the Investor Relations web site.

                     - Preparation, printing and distribution of Kraft's annual report to shareholders.

                     - Coordination and planning for Kraft's annual meeting.

         Additional services may be included upon agreement of both parties.

II       SERVICE FEES

         The Fee payable for corporate communications and investor relations services shall be $754,496. The Fee is based on the following:

         The Fee will include: (i) salaries, fringe benefits, executive compensation benefits (if applicable) and depreciation/amortization of office equipment and software (the "Employee Costs") attributed to one full-time Kraft investor relations employee and an assistant; (ii) the Employee Costs attributed to other employees based upon the ratio of

                                     12.1

         PMMC's estimate of time spent by each employee on projects applicable to Kraft (press releases, road shows, analyst presentations, annual meeting preparation, commissioning stock surveys, teleconferences and web-site maintenance and video creation) divided by the total time spent by such employee multiplied by the total Employee Costs of such employee; (iii) a management fee equal to the aggregate amount calculated pursuant to (i) and (ii); and (iv) third-party expenses incurred for annual meetings, annual report design and printing, shareholder fulfillment programs, investor booths and investor conferences, investor relations and public image consulting, web-site creation, earnings release conference calls and web-site telecasts, video creation, road-show presentations and travel and entertainment incurred on behalf of Kraft by PMMC.

III      ADDITIONAL TERMS

         Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

                                     12.2

                                                                      EXHIBIT 13
                                                                      ----------

                           GENERAL EXPENSES PAYMENT
                           ------------------------

I        DESCRIPTION OF SERVICES

         A.   SCOPE

              Philip Morris Management Corp. ("PMMC") will calculate and arrange for payment of the amounts listed in subparagraph B below, on behalf of Kraft Foods Inc. ("Kraft"), either through PMMC's own resources, the resources of its subsidiaries or Affiliates, as defined in the Services Agreement (the "Services Agreement"), dated as of January 1, 2001, by and between PMMC and Kraft, or by contracting with other independent contractors, all in accordance with Section 2.2 of the Services Agreement.
                   -----------

         B.   SPECIFIC SERVICES

                -    Stock Dividend Equivalents for Kraft Employees
                -    Kraft Foods Special Incentive Bonus
                -    IPO Road Show
                -    Secular/Executive Trust Administration
                -    Grocery Manufacturers Association Dues
                -    Maintenance of investments in TRANSORA and RMX
                -    PMMC Incentive Compensation
                -    PMMC Long-Term Incentive Compensation
                -    Pilot Severance Plan
                -    Benefit Equalization Expense
                -    PMMC Special Incentive Bonus
                -    Insurance Expenses
                -    Audit Fees

II       SERVICE FEES

         The reimbursement for the General Expenses shall be $37,253,000. The reimbursement is based upon the following:

         Kraft will reimburse PMMC for all amounts spent with respect to: (i) Kraft Employee Stock Dividend Equivalents, Special Bonus and Secular/Executive Trust Administration fees, IPO Road Show, Grocery Manufacturers Association Dues, Insurance Expense and Audit Fees; (ii) PMMC Executive Compensation based upon the ratio of annual salary and fringe benefits as determined in Exhibits 1 through 13 of this
                                          ----------         --
         Agreement; and (iii) a management fee equal to 5% of the aggregate amount calculated pursuant to (ii).

                                     13.1

III      ADDITIONAL TERMS

         Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

                                     13.2